                                                                 EXHIBIT h(6)(a)


                             MEMORANDUM OF AGREEMENT


         This Memorandum of Agreement is entered into as of this 17th day of December, 1999 between Short-Term Investments Trust (the "Company"), on behalf of the funds listed on Exhibit "A" to this Memorandum of Agreement (the "Funds"), and Fund Management Company ("FMC").

         For and in consideration of the mutual terms and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and FMC agree as follows:

         The Company and FMC agree until the date set forth on the attached Exhibit "A" that FMC will limit Rule 12b-1 distribution plan payments to the rates set forth on Exhibit "A" of the average daily net assets allocable to such class. Neither the Company nor FMC may remove or amend the limits to the Company's detriment prior to the date set forth on Exhibit "A." FMC will not have any right to reimbursement of any amount so limited.

         The Company and FMC agree to review the then-current limits for each class of each Fund listed on Exhibit "A" on a date prior to the date listed on that Exhibit to determine whether such limits should be amended, continued or terminated. Unless the Company, by vote of its Board of Trustees, or FMC terminates the limits, or the Company and FMC are unable to reach an agreement on the amount of the limits to which the Company and FMC desire top be bound, the limits will continue for additional one-year terms at the rate to which the Company and FMC mutually agree. Exhibit "A" will be amended to reflect that rate and the new date through which the Company and FMC agree to be bound.

         It is expressly agreed that the obligations of the Company hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Company personally, but shall only bind the assets and property of the Fund, as provided in the Company's Agreement and Declaration of Trust. The execution and delivery of this Memorandum of Agreement have been authorized by the Trustees of the Company, and this Memorandum of Agreement has been executed and delivered by an authorized officer of the Company acting as such; neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Fund, as provided in the Company's Agreement and Declaration of Trust.

         IN WITNESS WHEREOF, the Company and FMC have entered into this Memorandum of Agreement as of the date first above written.

                                    Short-Term Investments Trust,
                                    on behalf of each Fund listed in Exhibit "A" to this Memorandum of Agreement

                                    By: /s/ ROBERT H. GRAHAM
                                       ----------------------------------------
                                    Title:  President
                                          -------------------------------------

                                    Fund Management Company

                                    By: /s/ J. ABBOTT SPRAGUE
                                       ----------------------------------------
                                    Title:  President
                                          -------------------------------------

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                                   EXHIBIT "A"

                          SHORT-TERM INVESTMENTS TRUST



                FUND                                  LIMITATION                              COMMITTED UNTIL
                ----                                  ----------                              ---------------
Treasury Portfolio

         Cash Management Class                           0.08%                                 June 30, 2000

         Resource Class                                  0.16%                                 June 30, 2000

         Private Investment Class                        0.30%                                 June 30, 2000

         Personal Investment Class                       0.50%                                 June 30, 2000

         Reserve Class                                   0.80%                                 June 30, 2000

Treasury TaxAdvantage Portfolio

         Cash Management Class                           0.08%                                 June 30, 2000

         Resource Class                                  0.16%                                 June 30, 2000

         Private Class                                   0.25%                                 June 30, 2000

         Personal Investment Class                       0.50%                                 June 30, 2000

         Reserve Class                                   0.80%                                 June 30, 2000

Government & Agency Portfolio

         Cash Management Class                           0.08%                                 June 30, 2000

         Resource Class                                  0.16%                                 June 30, 2000

         Private Investment Class                        0.30%                                 June 30, 2000

         Personal Investment Class                       0.50%                                 June 30, 2999

         Reserve Class                                   0.80%                                 June 30, 2000